TheStreet.com, Inc. Reports Third Quarter 2010 Results

•	Advertising Revenue Increased 9% Year-Over-Year
•	Ongoing Premium Services Revenue Increased 8% Year-Over-Year
•	TheStreet Ranked #1 in Numerous Key Audience Demographics

NEW YORK, November 4, 2010 – TheStreet.com, Inc. (Nasdaq: TSCM; http://www.thestreet.com), a leading digital financial media company, today reported financial results for the third quarter of 2010.  The Company reported revenue of $14.3 million, a net loss of $(1.8) million and Adjusted EBITDA(1) of $(0.3) million for the quarter.

“TheStreet’s revenue from its ongoing businesses(2) increased 8% in the third quarter of 2010 as compared to a year ago, with advertising revenue up 9% and ongoing Premium Services revenue up 8%,” said Daryl Otte, the Company’s Chief Executive Officer.  “We are particularly pleased to see year-over-year advertising growth during a quarter in which many of our brokerage clients have reported that overall trading activity has declined substantially and their business has slowed.  We also are pleased that our subscription services business recorded its highest revenue in nine quarters, and that our churn rate improved slightly on a sequential basis.  Our subscription bookings, however, declined 14% on a sequential basis.  We attribute this to a more challenging environment since the equity market’s ‘flash crash’ in May, after which many retail equity investors moved to the sidelines, as well as to our greater focus subsequently on the sale of monthly subscriptions, which produce much lower bookings during a quarter than would the sale of annual subscriptions, but which provide an easier way for our customer to commit in times of uncertainty.  Our bottom line for the quarter reflected the seasonal nature of our advertising business and the impact of the program we announced last quarter to make investments to build out our platform to support growth and add long-term value to our business.  This investment, which weighs on short term results, largely consists of costs for additional sales staff and marketing expenses, as well as increased editorial staff and freelance costs (which have helped to drive additional traffic to our ad-supported sites as well as develop new subscription products).  As this investment program has matured, the sequential growth in our ongoing operating expenses has declined markedly,” Mr. Otte concluded.

Third Quarter Operating Developments

•
Thomas Etergino joined as Chief Financial Officer, bringing over a decade of experience in senior financial and operating roles at digital media and subscription-based businesses, including DoubleClick and eMusic, including serving as CFO at private and public companies for seven years.

•
Announced an agreement with PBS’s Nightly Business Report to produce weekly pieces by TheStreet editorial talent, titled ‘Word on TheStreet’ and aired every Tuesday by this widely watched and influential television program.

•	Announced a content sharing agreement with Newsweek to feature TheStreet editorial content in both the print and online editions of this iconic news property.

•
Entered into a content and audience sharing agreement with GigaOM, a leading voice in technology media, as well as with Bundle, a new socially informed money management website backed by Citigroup, Microsoft and Morningstar.

•
Launched a mobile-web version of our flagship website, TheStreet, optimized to deliver increased speed and ease of navigation to investment-oriented users wishing to access our content through their mobile devices.  The new mobile website is accessible at www.thestreet.mobi.

•
Nielsen Netratings @ Plan Release 2 2010 is issued – TheStreet ranks #1 in concentration of users with household income above $150,000; #1 in concentration of users with a portfolio above $250,000; #1 in concentration of users who own securities; #1 in concentration of users who shopped online for stocks, for mutual funds and for any investments; and #1 in concentration of users who are ‘C-level’ executives/owners in companies of any size – higher than any member of the online competitive set(3).

Financial Highlights of Third Quarter 2010

The Company’s ongoing businesses recorded revenue of $14.3 million in the third quarter of 2010, an increase of 8% as compared to the third quarter of 2009.  Including revenue from the Company’s former businesses(2), the Company’s revenue decreased 6% in the third quarter of 2010 as compared to the 2009 period.  The Company’s Premium Services revenue for ongoing businesses increased 8% in the third quarter of 2010 as compared to the prior year period; including the Company’s former businesses, the Company’s Premium Services revenue increased 3% in the third quarter of 2010 as compared to the 2009 period.  The increase in the Company’s Premium Services revenue for ongoing businesses is primarily a result of a 9% increase in the number of subscribers during the quarter, offset in part by a 3% decline in the average revenue per subscriber during the quarter, as compared to the prior year period.  The Company’s advertising revenue increased 9% in the third quarter of 2010 as compared to the 2009 period.  Including Promotions.com (divested in December 2009) in the prior year period, the Company’s marketing services revenue declined 20% in the third quarter of 2010 as compared to the prior year period.

Operating expenses for the Company’s ongoing businesses were $16.4 million in the third quarter of 2010, an increase of 12% as compared to the prior year period.  Including the former businesses, the Company’s operating expenses decreased 2% in the third quarter of 2010 as compared to the 2009 period.  The increase in operating expenses for the Company’s ongoing businesses is primarily a result of a $1.4 million increase in sales and marketing expense and a $0.7 million increase in cost of services, in the third quarter of 2010 as compared to the 2009 period.  General and administrative expenses related to the Company’s ongoing businesses were flat year over year, as a decrease in costs related to a review of certain accounting matters in the Company’s former Promotions.com subsidiary was offset by increased compensation, professional and recruiting fees and certain other costs.

The Company had a net loss of $(1.8) million in the third quarter of 2010 from its ongoing businesses, as compared to a net loss of $(1.1) million from such ongoing businesses in the prior year period; including the former businesses, the Company reported a net loss of $(1.8) million in the third quarter of 2010 as compared to a net loss of $(1.3) million in the 2009 period.  The Company reported basic and diluted net loss per share attributable to common stockholders of $(0.06) and $(0.06), respectively, in the third quarter of 2010, as compared with $(0.05) and $(0.05), respectively, in the prior year period.  Adjusted EBITDA for the Company’s ongoing businesses was $(0.3) million in the third quarter of 2010, as compared to $2.0 million in the prior year period; including the Company’s former businesses, Adjusted EBITDA was $(0.3) million in the third quarter of 2010, as compared to $1.8 million in the prior year period.

The Company ended the quarter with cash and cash equivalents, restricted cash and marketable securities of $79.7 million, a decrease of $2.9 million as compared to June 30, 2010.  The decrease is primarily due to capital expenditures of $2.9 million and payment of $0.9 million of dividends, offset in part by receipt of $0.9 million related to the sale of a former subsidiary of the Company.  The capital expenditures in the third quarter were larger than is typical for the Company as they related primarily to renovation of the Company’s headquarters, in accordance with the terms of the December 2008 amendment to the Company’s headquarters lease (which provides for substantial rent abatements through the third quarter of 2011) and to development and implementation of an upgrade to the Company’s technical infrastructure and its content management systems.

TheStreet.com will conduct a conference call Thursday, November 4, 2010, at 4:30 p.m. Eastern Time to discuss these preliminary results. To participate in the call, dial (866) 271-0675 (domestic) or (617) 213-8892 (international). The passcode for the call is 56301662.

To access the Web cast of the call please visit:
http://www.thestreet.com/investor-relations/index.html?detailInclude=IROL-IRhome
(Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field. Remove the extra space if one exists.)

About TheStreet.com

TheStreet is a leading digital financial media company that distributes its content through online and mobile channels. The Company's network includes the following properties: TheStreet, RealMoney, Stockpickr, BankingMyWay, MainStreet and Rate-Watch. For more information and to get stock quotes and business news, visit TheStreet.com or through a mobile device at TheStreet.mobi.

 (1) To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), TheStreet.com, Inc. uses non-GAAP measures of certain components of financial performance, including “EBITDA” and “Adjusted EBITDA”.  EBITDA is adjusted from results based on GAAP to exclude interest, income taxes, depreciation and amortization.  This non-GAAP measure is provided to enhance investors’ overall understanding of the Company’s current financial performance and its prospects for the future.  Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company’s business and provide an indication of the Company’s ability to service debt and fund capital expenditures.  EBITDA eliminates the uneven effect of considerable amounts of noncash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations.  Adjusted EBITDA further eliminates the impact of noncash stock compensation and impairment expenses, restructuring charges and other non-standard one-time charges.  A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses.  Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels.  The Company believes that this non-GAAP financial measure is an important indicator of the Company's financial results because it gives investors a view of the Company's ability to generate cash.
The above information with respect to the Company’s ongoing businesses is presented as a non-GAAP measure for illustrative purposes regarding the exclusion of the former businesses.  These excluded results are not meant to represent a reflection of the operating activities of the divested Promotions.com subsidiary or the divested B&I Business as if either was on a fully stand-alone basis.  Promotions.com was a legal subsidiary of the Company whose activities were part of the combined results of the Company and the B&I Business was operated by the Company directly.  Historically, neither Promotions.com nor the B&I Business were considered an operating segment and management did not measure and maintain certain separate discrete financial information for Promotions.com or the B&I Business, including cash flows for the activities of either.

The above measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  The non-GAAP measure included in this press release has been reconciled to the nearest GAAP measure.

(2) The Company’s ongoing businesses exclude (i) the Company’s former Promotions.com subsidiary, which the Company divested in December 2009; (ii) the banking and insurance ratings business (“B&I Business”) of TheStreet Ratings, which the Company divested in May 2010; and (iii) revenue derived from the global research legal settlement that expired in July 2009 (collectively, the “former businesses”).

(3) Competitive set includes Bloomberg, CNBC, CNNMoney, Forbes, MarketWatch, MSN Money, Reuters, SmartMoney, TheStreet, Wall Street Journal and Yahoo! Finance.

All statements contained in this press release other than statements of historical facts are deemed forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties, including those described in the Company’s filings with the Securities and Exchange Commission, that could cause actual results to differ materially from those reflected in the forward-looking statements.  All forward-looking statements contained herein are made as of the date of this press release.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences.  The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Source: TheStreet.com, Inc.

CONTACT: TheStreet.com, Inc.
Thomas Etergino
Phone: 212-321-5119
Email: IR@thestreet.com

THESTREET.COM, INC. CONSOLIDATED BALANCE SHEETS

ASSETS	September 30, 2010	December 31, 2009
Current Assets:
Cash and cash equivalents	$18,773,059	$60,542,494
Accounts receivable, net of allowance for doubtful
accounts of $238,228 at September 30, 2010 and $276,668 at
December 31, 2009	6,520,194	5,963,209
Marketable securities	17,852,305	2,812,400
Other receivables, net	955,628	2,774,898
Prepaid expenses and other current assets	2,403,062	1,691,038
Total current assets	46,504,248	73,784,039

Property and equipment, net of accumulated depreciation
and amortization of $14,633,603 at September 30, 2010
and $13,263,460 at December 31, 2009	9,095,337	7,493,020
Marketable securities	41,361,467	17,515,687
Long term investment	-	555,000
Other assets	197,270	167,477
Goodwill	24,057,616	24,286,616
Other intangibles, net	7,062,902	8,210,105
Restricted cash	1,702,079	1,702,079
Total assets	$129,980,919	$133,714,023

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$2,072,207	$2,164,809
Accrued expenses	7,216,572	7,894,136
Deferred revenue	17,132,014	17,306,737
Other current liabilities	251,845	132,682
Liabilities of discontinued operations	224,593	223,165
Total current liabilities	26,897,231	27,721,529
Deferred tax liability	288,000	288,000
Other liabilities	2,612,444	1,230,591
Total liabilities	29,797,675	29,240,120

Stockholders' Equity:
Preferred stock; $0.01 par value; 10,000,000 shares
authorized; 5,500 shares issued and 5,500 shares
outstanding at September 30, 2010 and December 31, 2009;
the aggregate liquidation preference totals $55,000,000 as of
September 30, 2010 and December 31, 2009	55	55
Common stock; $0.01 par value; 100,000,000 shares
authorized; 37,767,881 shares issued and 31,660,100
shares outstanding at September 30, 2010, and 37,246,362
shares issued and 31,164,628 shares outstanding at
December 31, 2009	377,679	372,464
Additional paid-in capital	271,050,552	271,715,956
Accumulated other comprehensive income	368,228	344,372
Treasury stock at cost; 6,107,781 shares at September 30, 2010
and 6,081,734 shares at December 31, 2009	(10,478,838)	(10,411,952)
Accumulated deficit	(161,134,432)	(157,546,992)
Total stockholders' equity	100,183,244	104,473,903

Total liabilities and stockholders' equity	$129,980,919	$133,714,023

THESTREET.COM, INC. CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009
Net revenue:
Premium services	$9,645,939	$9,373,672	$29,165,672	$28,310,049
Marketing services	4,691,007	5,861,932	13,335,308	15,418,258
Total net revenue	14,336,946	15,235,604	42,500,980	43,728,307

Operating expense:
Cost of services	6,466,484	7,156,120	18,972,725	22,666,527
Sales and marketing	4,202,380	3,005,218	11,289,600	8,768,054
General and administrative	4,648,992	5,213,582	14,003,161	13,185,493
Depreciation and amortization	1,087,009	1,206,916	3,225,968	3,885,363
Asset impairments	-	-	555,000	24,137,069
Restructuring and other charges	-	169,692	-	2,728,502
Gain on disposition of assets	-	-	(1,318,607)	-
Total operating expense	16,404,865	16,751,528	46,727,847	75,371,008
Operating loss	(2,067,919)	(1,515,924)	(4,226,867)	(31,642,701)
Net interest income	240,078	186,342	642,483	775,896
Gain on sales of marketable securities	-	34,684	-	295,430
Other income	-	-	20,374	153,677
Loss from continuing operations before income taxes	(1,827,841)	(1,294,898)	(3,564,010)	(30,417,698)
Provision for income taxes	-	-	-	(16,515,077)
Loss from continuing operations	(1,827,841)	(1,294,898)	(3,564,010)	(46,932,775)
Discontinued operations:
Loss from discontinued operations	(2,257)	(1,846)	(23,430)	(10,453)
Net loss	(1,830,098)	(1,296,744)	(3,587,440)	(46,943,228)
Preferred stock cash dividends	96,424	96,424	289,272	289,272
Net loss attributable to common stockholders	$(1,926,522)	$(1,393,168)	$(3,876,712)	$(47,232,500)

Basic net loss per share:
Loss from continuing operations	$(0.06)	$(0.05)	$(0.11)	$(1.53)
Loss from discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)
Net loss	(0.06)	(0.05)	(0.11)	(1.53)
Preferred stock dividends	(0.00)	(0.00)	(0.01)	(0.01)
Net loss attributable to common stockholders	$(0.06)	$(0.05)	$(0.12)	$(1.54)

Diluted net loss per share:
Loss from continuing operations	$(0.06)	$(0.05)	$(0.11)	$(1.53)
Loss from discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)
Net loss	(0.06)	(0.05)	(0.11)	(1.53)
Preferred stock dividends	(0.00)	(0.00)	(0.01)	(0.01)
Net loss attributable to common stockholders	$(0.06)	$(0.05)	$(0.12)	$(1.54)

Weighted average basic shares outstanding	31,653,337	30,606,216	31,570,624	30,574,361
Weighted average diluted shares outstanding	31,653,337	30,606,216	31,570,624	30,574,361

THESTREET.COM, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2010	2009
Cash Flows from Operating Activities:
Net loss	$(3,587,440)	$(46,943,228)
Loss from discontinued operations	23,430	10,453
Loss from continuing operations	(3,564,010)	(46,932,775)
Adjustments to reconcile loss from continuing operations
to net cash provided by operating activities:
Stock-based compensation expense	1,807,083	2,158,815
Provision for doubtful accounts	59,649	183,049
Depreciation and amortization	3,225,968	3,885,363
Valuation allowance on deferred taxes	-	16,404,790
Impairment charges	555,000	24,137,069
Restructuring and other charges	-	428,868
Deferred rent	1,367,463	941,954
Gain on disposal of equipment	(20,600)	-
Gain on disposition of assets	(1,318,607)	-
Changes in operating assets and liabilities:
Accounts receivable	(566,634)	2,697,628
Other receivables	22,394	41,966
Prepaid expenses and other current assets	(747,176)	(240,864)
Other assets	(42,549)	8,009
Accounts payable	(91,210)	1,857,748
Accrued expenses	(362,585)	2,809,201
Deferred revenue	189,204	2,074,634
Other current liabilities	118,386	183,477
Other liabilities	15,167	(31,596)
Net cash provided by continuing operations	646,943	10,607,336
Net cash used in discontinued operations	(22,002)	(13,174)
Net cash provided by operating activities	624,941	10,594,162
Cash Flows from Investing Activities:
Purchase of marketable securities	(121,814,456)	(29,204,799)
Sale of marketable securities	82,952,627	11,265,338
Sale of Promotions.com	1,746,876	-
Proceeds from the disposition of assets	1,348,902	-
Capital expenditures	(3,804,467)	(1,697,251)
Proceeds from the sale of fixed assets	43,300	-
Net cash used in investing activities	(39,527,218)	(19,636,712)

Cash Flows from Financing Activities:
Cash dividends paid on common stock	(2,511,000)	(2,392,651)
Cash dividends paid on preferred stock	(289,272)	(289,272)
Purchase of treasury stock	(66,886)	(230,287)
Net cash used in financing activities	(2,867,158)	(2,912,210)
Net decrease in cash and cash equivalents	(41,769,435)	(11,954,760)
Cash and cash equivalents, beginning of period	60,542,494	72,441,294
Cash and cash equivalents, end of period	$18,773,059	$60,486,534

Supplemental disclosures of cash flow information:

Cash payments made for interest	$1,720	$7,880
Cash payments made for income taxes	$-	$85,000

THESTREET.COM, INC. SCHEDULE OF PRO FORMA ADJUSTMENTS AND RECONCILIATION TO ADJUSTED EBITDA

	For the Three Months Ended September 30, 2010			For the Three Months Ended September 30, 2009
	As Reported	Pro Forma Adjustments	Pro Forma Results	As Reported	Pro Forma Adjustments	Pro Forma Results
Net revenue:
Premium services	$9,645,939	$18,667	$9,627,272	$9,373,672	$449,186	$8,924,486
Marketing services	4,691,007	-	4,691,007	5,861,932	1,557,974	4,303,958
Total net revenue	14,336,946	18,667	14,318,279	15,235,604	2,007,160	13,228,444
Operating expense:
Cost of services	6,466,484	-	6,466,484	7,156,120	1,367,745	5,788,375
Sales and marketing	4,202,380	-	4,202,380	3,005,218	230,216	2,775,002
General and administrative	4,648,992	-	4,648,992	5,213,582	568,826	4,644,756
Depreciation and amortization	1,087,009	-	1,087,009	1,206,916	-	1,206,916
Restructuring and other charges	-	-	-	169,692	-	169,692
Total operating expense	16,404,865	-	16,404,865	16,751,528	2,166,787	14,584,741
Operating loss	$(2,067,919)	$18,667	$(2,086,586)	$(1,515,924)	$(159,627)	$(1,356,297)

Net loss	$(1,830,098)	$18,667	$(1,848,765)	$(1,296,744)	$(159,627)	$(1,137,117)

Net loss	$(1,830,098)	$18,667	$(1,848,765)	$(1,296,744)	$(159,627)	$(1,137,117)
Net interest income	(240,078)	-	(240,078)	(186,342)	-	(186,342)
Gain on sales of marketable securities	-	-	-	(34,684)	-	(34,684)
Depreciation and amortization	1,087,009	-	1,087,009	1,206,916	-	1,206,916
EBITDA	(983,167)	18,667	(1,001,834)	(310,854)	(159,627)	(151,227)
Noncash compensation	588,336	-	588,336	573,221	10,619	562,602
Restructuring and other charges	-	-	-	169,692	-	169,692
Transaction related costs	123,163	-	123,163	1,392,626	-	1,392,626
Adjusted EBITDA	$(271,668)	$18,667	$(290,335)	$1,824,685	$(149,008)	$1,973,693

Note:  Pro forma adjustments for 2010 exclude TheStreet Ratings revenue from global research.  Pro forma adjustments for 2009 also exclude the Company's December 2009 divesture of our Promotions.com subsidiary and the May 2010 divestiture of our Banking and Insurance Ratings product line.

THESTREET.COM, INC. SCHEDULE OF PRO FORMA ADJUSTMENTS AND RECONCILIATION TO ADJUSTED EBITDA

	For the Nine Months Ended September 30, 2010			For the Nine Months Ended September 30, 2009
	As Reported	Pro Forma Adjustments	Pro Forma Results	As Reported	Pro Forma Adjustments	Pro Forma Results
Net revenue:
Premium services	$29,165,672	$463,008	$28,702,664	$28,310,049	$2,073,556	$26,236,493
Marketing services	13,335,308	-	13,335,308	15,418,258	3,382,761	12,035,497
Total net revenue	42,500,980	463,008	42,037,972	43,728,307	5,456,317	38,271,990
Operating expense:
Cost of services	18,972,725	345,205	18,627,520	22,666,527	3,834,558	18,831,969
Sales and marketing	11,289,600	41,510	11,248,090	8,768,054	766,660	8,001,394
General and administrative	14,003,161	18,774	13,984,387	13,185,493	1,662,047	11,523,446
Depreciation and amortization	3,225,968	-	3,225,968	3,885,363	-	3,885,363
Asset impairments	555,000	-	555,000	24,137,069	-	24,137,069
Restructuring and other charges	-	-	-	2,728,502	-	2,728,502
Gain on disposition of assets	(1,318,607)	-	(1,318,607)	-	-	-
Total operating expense	46,727,847	405,489	46,322,358	75,371,008	6,263,265	69,107,743
Operating loss	$(4,226,867)	$57,519	$(4,284,386)	$(31,642,701)	$(806,948)	$(30,835,753)

Net loss	$(3,587,440)	$57,519	$(3,644,959)	$(46,943,228)	$(806,948)	$(46,136,280)

Net loss	$(3,587,440)	$57,519	$(3,644,959)	$(46,943,228)	$(806,948)	$(46,136,280)
Net interest income	(642,483)	-	(642,483)	(775,896)	-	(775,896)
Gain on sales of marketable securities	-	-	-	(295,430)	-	(295,430)
Provision for Income taxes	-	-	-	16,515,077	-	16,515,077
Depreciation and amortization	3,225,968	-	3,225,968	3,885,363	-	3,885,363
EBITDA	(1,003,955)	57,519	(1,061,474)	(27,614,114)	(806,948)	(26,807,166)
Noncash compensation	1,807,083	-	1,807,083	2,158,815	30,563	2,128,252
Asset impairments	555,000	-	555,000	24,137,069	-	24,137,069
Restructuring and other charges	-	-	-	2,728,502	-	2,728,502
Gain on disposition of assets	(1,318,607)	-	(1,318,607)	-	-	-
Other income	(20,374)	-	(20,374)	(153,677)	-	(153,677)
Transaction related costs	1,206,242	-	1,206,242	1,422,626	-	1,422,626
Adjusted EBITDA	$1,225,389	$57,519	$1,167,870	$2,679,221	$(776,385)	$3,455,606

Note:  Pro forma adjustments for 2010 exclude the Company’s May 2010 divestiture of our Banking and Insurance Ratings product line and TheStreet Ratings revenue from global research.  Pro forma adjustments for 2009 also exclude the Company's December 2009 divesture of our Promotions.com subsidiary.